Exhibit 99.1

news release

FOR IMMEDIATE RELEASE	AUGUST 7, 2017

SYKES ENTERPRISES, INCORPORATED REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS --Updating 2017 Business Outlook

TAMPA, FL – August 7, 2017 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global business process outsourcing (“BPO”) leader in providing comprehensive inbound customer engagement services to Global 2000 companies, announced today its financial results for the second-quarter ended June 30, 2017.

Second Quarter 2017 Financial Highlights

•    Second quarter 2017 revenues of $375.4 million increased $11.0 million, or 3.0%, from $364.4 million in the comparable quarter last year, with the increase driven by demand growth stemming from new client wins as well as existing and new program expansion across the financial services, technology, and other verticals, more than offsetting the impact of lower demand from the communications, transportation and leisure and healthcare verticals

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 • 800 • TO • SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

•    Non-GAAP second quarter 2017 revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 12 for reconciliation) increased 5.0% comparably, with the increase in demand driven by new client wins as well as existing and new program expansion across the financial services, technology, transportation and leisure, and other verticals, more than offsetting the impact of lower demand from the communications and healthcare verticals. Non-GAAP revenues exclude the impact of foreign exchange rate movements in the second quarter of 2017 versus the year-ago period

•    Second quarter 2017 operating margin decreased to 3.0% from 3.7% for the comparable period last year. Second quarter 2017 operating margin reflects the impact of a $4.2 million impairment charge (or 1.1% of revenues) related to capacity rationalization in the U.S. As a result of lower demand (as discussed in the business outlook) and the acquisition of the customer engagement assets of a Global 2000 telecommunications services provider in the second quarter of 2017, the Company plans to further review its overall capacity footprint in the U.S. and expects additional streamlining of capacity as part of a range of operational actions

•    On a non-GAAP basis (see Exhibit 6 for reconciliation), second quarter 2017 operating margin was 5.8% versus 6.1% in the same period last year, with the decrease due partially to the sub-optimized revenues from the acquired customer engagement assets and operational inefficiencies around recruitment and retention

• Second quarter 2017 diluted earnings per share were $0.21 versus $0.22 in the comparable quarter last year, with the delta due to a combination of factors,

including a lower tax rate, which was more than offset by the impairment charge, higher interest and other expense and sub-optimized revenues from the acquired customer engagement assets

•    On a non-GAAP basis, second quarter 2017 diluted earnings per share were $0.37 versus $0.36 in the same period last year (see Exhibit 6 for reconciliation). Second quarter 2017 diluted earnings per share were higher relative to the Company’s May 2017 business outlook range of $0.30 to $0.33, driven largely by operations, coupled with a lower than projected tax rate and lower interest and other expense, all of which was partially offset by sub-optimized revenues from the acquired customer engagement assets

•    Consolidated capacity utilization rate decreased to 72% in the second quarter of 2017 from 78% in the same period last year, driven by the inclusion of capacity associated with the recently purchased customer engagement assets from a Global 2000 telecommunications services provider, coupled with capacity additions related to projected client demand and previously discussed operational inefficiencies. As a result of lower demand (as discussed in the business outlook) and the acquisition of the customer engagement assets of a Global 2000 telecommunications services provider in the second quarter of 2017, the Company plans to further review its overall capacity footprint in the U.S.

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 3.2% to $314.9 million, or 83.9% of total revenues, for the second quarter of 2017 compared to $305.2 million, or 83.8% of total revenues, in the same prior-year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), the Americas revenues increased 4.1% comparably, with the increased demand driven by new client wins as well as existing and new program expansion across the financial services, technology, transportation and leisure, and other verticals, more than offsetting the impact of lower demand from the communications and healthcare verticals.

Sequentially, revenues generated from the Americas region decreased 1.9% to $314.9 from $320.9 million, or 83.6% of total revenues, in the first quarter of 2017. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), the Americas revenue for the second quarter of 2017 decreased 1.8% over the first quarter, driven by previously stated operational inefficiencies coupled with some demand seasonality with certain clients.

The Americas income from operations for the second quarter of 2017 decreased 15.1% to $26.1 million, with an operating margin of 8.3% versus 10.1% in the comparable quarter last year. The second quarter 2017 Americas’ operating margin reflects the impact of a $4.2 million impairment charge, or 1.3% of Americas revenues, related to capacity rationalization driven largely by the recently acquired customer engagement assets from a Global 2000 telecommunications services provider. On a non-GAAP basis, the Americas operating margin was 11.3% versus 11.9% in the comparable quarter last year, with the decrease due partially to sub-optimized revenues from the acquired customer engagement assets and previously-discussed operational inefficiencies (see Exhibit 7 for reconciliation).

Sequentially, the Americas income from operations for the second quarter of 2017 decreased 31.2% to $26.1 million, with an operating margin of 8.3% versus 11.8% in the first quarter of 2017 driven by the factors mentioned above. On a non-GAAP basis, the Americas operating margin was 11.3% versus 13.5% in the first quarter of 2017, with the delta due to previously stated operational inefficiencies and some demand seasonality associated with certain clients (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 2.3% to $60.5 million, representing 16.1% of total revenues, for the second quarter of 2017, compared to $59.2 million, or 16.2% of total revenues, in the same prior year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), EMEA revenues increased 9.4% on a comparable basis driven by new client wins as well as existing and new program expansion principally within the technology and communications verticals.

Sequentially, revenues from the Company’s EMEA region decreased 4.0% to $60.5 million, or 16.1% of SYKES’ total revenues, versus $63.1 million, or 16.4% of SYKES’ total revenues, in the first quarter of 2017. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), EMEA revenues decreased 6.2% sequentially, driven by fewer workdays, which includes a calendar shift in the Easter holiday to the second quarter and some demand seasonality associated with certain clients.

The EMEA region’s income from operations for the second quarter of 2017 decreased 25.3% to $2.2 million, with an operating margin of 3.6% versus 4.9% in the comparable quarter last year. On a non-GAAP basis, the operating margin decreased to 4.5% from 5.5% in the year-ago period due to the calendar shift in Easter holiday, coupled with lower agent productivity and facilities-related investments (see Exhibit 7 for reconciliation).

Sequentially, the EMEA region’s income from operations for the second quarter of 2017 decreased 61.2% to $2.2 million, with an operating margin of 3.6% versus 8.8% in the first quarter of 2017. On a non-GAAP basis, the EMEA operating margin was 4.5% versus 9.7% in the first quarter of 2017 driven by fewer workdays, including a calendar shift in the Easter holiday, which was accompanied by lower agent productivity as well as some demand seasonality associated with certain clients (see Exhibit 7 for reconciliation).

Other

Other loss from operations, which includes primarily corporate as well as some other costs, decreased to $17.0 million, or 4.5% of revenues in the second quarter of 2017, compared to $20.2 million, or 5.5% of revenues in the prior year period, which included transaction and integration costs related to the acquisition of Clearlink, which closed April 1, 2016. On a non-GAAP basis, Other loss from operations decreased to 4.4% of revenues from 4.7% in the year-ago period due to lower performance-based compensation (see Exhibit 7 for reconciliation).

Sequentially, Other loss from operations decreased to $17.0 million, or 4.5% of revenues, from $17.5 million, or 4.6% of revenues, in the first quarter of 2017, with the sequential decrease related principally to lower performance-based compensation. On a non-GAAP basis, Other loss from operations decreased to 4.4% of revenues in the second quarter of 2017 from 4.6% in the first quarter of 2017 due to above-stated factor (see Exhibit 7 for reconciliation).

Other Income (Expense) and Taxes

Total other income (expense), net for the second quarter of 2017 was $(0.9) million compared to $(0.4) million for the same period in the prior year, with the increase principally due to higher interest rates on a comparable basis.

The Company recorded an effective tax rate of 15.0% for the second quarter of 2017 versus 29.9% in the same period last year and below the estimated 31.0% provided in the Company’s May 2017 business outlook. The rate differential compared to the same period last year and relative to the business outlook was due to a combination of a discrete tax benefit of $1.2 million arising from the effective settlement of a Canadian Revenue Authority audit and a shift in the geographic mix of earnings to lower tax rate jurisdictions.

On a non-GAAP basis, the second quarter 2017 effective tax rate was 26.0% compared to 32.5% in the same period last year and below the estimated 33.0% provided in the Company’s May 2017 business outlook (see Exhibit 11 for reconciliation) due to the above-mentioned factors.

Liquidity and Capital Resources

The Company’s balance sheet at June 30, 2017 remained strong with cash and cash equivalents of $301.5 million, of which approximately 91.2%, or $274.8 million, was held in international operations and is deemed to be indefinitely reinvested offshore. In second quarter 2017, net cash provided by operating activities was $34.3 compared to $39.3 million in the same period last year, with the reduction driven mostly by working capital swing factors. At June 30, 2017, the Company had $267.0 million in borrowings outstanding, with $173.0 million available under its $440.0 million credit facility.

Business Outlook

The assumptions driving the business outlook for the third quarter and full-year 2017 are as follows:

--The Company is revising its full-year 2017 revenue and diluted earnings per share outlook downward relative to the one provided on May 8, 2017. Roughly half of the revision in revenues and diluted earnings is demand related, with the remainder being operational inefficiencies, which are attributable to the U.S., which falls under the Americas segment. Although the pipeline of opportunities remains largely healthy across verticals such as financial services, technology and transportation and leisure, the Company has experienced an unforeseen reduction in demand forecast from a hitherto growing communications client, which is now seeing demand softness and is one of the key factors in the demand-related revision in the business outlook. Meanwhile, the Company continues to manage the tactical and strategic levers to address the operational inefficiencies around recruitment and retention in order to mitigate the drag on its business outlook. Separately, as result of the previously mentioned demand softness together with the recently purchased customer engagement assets, the Company expects to take further actions in streamlining its capacity footprint in the U.S.;

--The Company’s revenues and earnings per share assumptions for the third quarter and full year 2017 are based on foreign exchange rates as of July 2017. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the third quarter and full-year as discussed above;

--The Company anticipates total other interest income (expense), net of approximately ($1.7) million for the third quarter and ($5.0) million for the full year 2017. The full year 2017 amount includes the accretion of the contingent consideration of approximately $0.1 million associated with Clearlink. The amounts in the other interest income (expense), however, exclude the potential impact of any future foreign exchange gains or losses; and

--The Company expects a reduction in its full-year 2017 effective tax rate relative to the outlook provided previously on May 8, 2017, with the decline due to a shift in the geographic mix of earnings to lower tax rate jurisdictions coupled with a tax benefit arising from the effective settlement of a Canadian Revenue Authority audit.

Considering the above factors, the Company anticipates the following financial results for the three months ending September 30, 2017:

•       Revenues in the range of $397.0 million to $402.0 million

•       Effective tax rate of approximately 14.0%; **on a non-GAAP basis, an effective tax rate of  approximately 21.0%

•       Fully diluted share count of approximately 42.0 million

•       Diluted earnings per share of approximately $0.33 to $0.36

•       **Non-GAAP diluted earnings per share in the range of $0.42 to $0.45

•       Capital expenditures in the range of $15.0 million to $18.0 million

For the twelve months ending December 31, 2017, the Company anticipates the following financial results:

•       Revenues in the range of $1,560.0 million to $1,570.0 million

•       Effective tax rate of approximately 22.0%; **on a non-GAAP basis, an effective tax rate of  approximately 26.0%

•       Fully diluted share count of approximately 42.1 million

•       Diluted earnings per share of approximately $1.35 to $1.41

•       **Non-GAAP diluted earnings per share in the range of $1.77 to $1.83

•       Capital expenditures in the range of $55.0 million to $65.0 million

**See exhibits 10 & 11 for second quarter and full-year 2017 non-GAAP diluted earnings per share and tax rate reconciliations.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, August 8, 2017, at 10:00 a.m. Eastern Daylight Savings Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. The Company, however, uses non-GAAP measures as a way to assist readers in further understanding the Company’s results. The Company believes these non-GAAP financial measures are important indicators of performance as they are intrinsic to how management evaluates and rewards performance from its underlying operations. Constant currency organic revenue growth, which is a non-GAAP measure, for instance, facilitates comparability between time periods as this presentation allows the Company to isolate the effect of acquisition-related revenues and exchange rate differences by assuming a constant exchange rate between periods for translation. Similarly, amortization of intangible assets and depreciation of the step up in value of purchased tangible assets are excluded for purposes of calculating the non-GAAP financial measures – including but not limited to non-GAAP operating margins, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP income from operations – because the Company does not acquire businesses on a predictable cycle and the exclusion facilitates a more meaningful evaluation of current operating performance and comparison to operating performance in other periods as well as performance relative to its peers who are not acquisitive or as acquisitive. The Company also excludes the impact or any corresponding reversals of material restructurings approved by the appropriate level of management, gain or loss on sale of facilities, release of cumulative translation adjustment (CTA), lease obligations and facility exit costs, severance and related costs, non-cash impairment charges, merger and integration costs associated with an acquisition and accretion of interest on contingent consideration of an acquisition from non-GAAP Income (loss) from operations and non-GAAP net income because the amounts are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of current operating performance or comparison to operating performance in other periods. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

Sykes Enterprises, Incorporated (“SYKES” or “the Company”) is a global business process outsourcing (“BPO”) leader in providing comprehensive inbound customer engagement solutions and services to Global 2000 companies primarily in the communications, financial services, healthcare, technology, transportation and leisure, retail and other industries. The Company’s differentiated end-to-end solutions and service platform effectively engages consumers at every touch point in their customer lifecycle, starting from digital marketing and acquisition to customer support, technical support, up-sell/cross-sell and retention. SYKES serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, Australia and the Asia Pacific Rim) and EMEA (Europe, the Middle East and Africa). Its Americas and EMEA regions primarily provide customer engagement services (with an emphasis on inbound technical support, digital marketing and demand generation, and customer service), which includes customer assistance, healthcare and roadside assistance, technical support, and product and service sales to our clients’ customers. These services are delivered through multiple communication channels including phone, e-mail, social media, text messaging, chat and digital self-service. It also provides various enterprise support services in the United States that include services for our clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, it also provides fulfillment services, which include order processing, payment processing, inventory control, product delivery and product returns handling. SYKES’ complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company developed an extensive global reach with customer engagement centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. It delivers cost-effective solutions that enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, ability of maintaining margins offshore (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) risks related to the integration of the businesses of SYKES, Qelp and Clearlink and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact: Subhaash Kumar Sykes Enterprises, Incorporated (813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	June 30,	June 30,	March 31,
	2017	2016	2017
Revenues	$375,438	$364,402	$384,014
Direct salaries and related costs	(248,643)	(239,442)	(247,165)
General and administrative	(92,246)	(94,335)	(92,054)
Depreciation, net	(13,820)	(11,960)	(13,348)
Amortization of intangibles	(5,250)	(5,263)	(5,231)
Impairment of long-lived assets	(4,189)	–	(202)

Income from operations	11,290	13,402	26,014
Total other income (expense), net	(890)	(373)	(692)

Income before income taxes	10,400	13,029	25,322
Income taxes	(1,555)	(3,891)	(6,610)

Net income	$8,845	$9,138	$18,712

Net income per common share:
Basic	$0.21	$0.22	$0.45

Diluted	$0.21	$0.22	$0.45

Weighted average common shares outstanding:
Basic	41,854	41,970	41,654
Diluted	41,934	42,101	41,905

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Six Months Ended
	June 30,	June 30,
	2017	2016
Revenues	$759,452	$685,148
Direct salaries and related costs	(495,808)	(444,997)
General and administrative	(184,300)	(174,845)
Depreciation, net	(27,168)	(22,744)
Amortization of intangibles	(10,481)	(8,890)
Impairment of long-lived assets	(4,391)	–

Income from operations	37,304	33,672
Total other income (expense), net	(1,582)	(475)

Income before income taxes	35,722	33,197
Income taxes	(8,165)	(10,105)

Net income	$27,557	$23,092

Net income per common share:
Basic	$0.66	$0.55

Diluted	$0.66	$0.55

Weighted average common shares outstanding:
Basic	41,756	41,838
Diluted	41,919	42,101

Sykes Enterprises, Incorporated

Segment Results

(in thousands, except per share data)

(Unaudited)

Exhibit 3

	Three Months Ended
	June 30,	June 30,	March 31,
	2017	2016	2017
Revenues:
Americas	$314,871	$305,211	$320,931
EMEA	60,540	59,152	63,067
Other	27	39	16

Total	$375,438	$364,402	$384,014

Operating Income:
Americas	$26,089	$30,725	$37,933
EMEA	2,163	2,896	5,580
Other	(16,962)	(20,219)	(17,499)

Income from operations	11,290	13,402	26,014

Total other income (expense), net	(890)	(373)	(692)
Income taxes	(1,555)	(3,891)	(6,610)

Net income	$8,845	$9,138	$18,712

	Six Months Ended
	June 30,	June 30,
	2017	2016
Revenues:
Americas	$635,802	$567,287
EMEA	123,607	117,777
Other	43	84

Total	$759,452	$685,148

Operating Income:
Americas	$64,022	$63,712
EMEA	7,743	6,306
Other	(34,461)	(36,346)

Income from operations	37,304	33,672

Total other income (expense), net	(1,582)	(475)
Income taxes	(8,165)	(10,105)

Net income	$27,557	$23,092

Sykes Enterprises, Incorporated

Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	June 30,	December 31,
	2017	2016
Assets:
Current assets	$671,951	$623,236
Property and equipment, net	160,104	156,214
Goodwill & intangibles, net	411,685	418,459
Other noncurrent assets	16,892	38,494

Total assets	$1,260,632	$1,236,403

Liabilities & Shareholders’ Equity:
Current liabilities	$195,312	$202,857
Noncurrent liabilities	295,140	309,024
Shareholders’ equity	770,180	724,522

Total liabilities and shareholders’ equity	$1,260,632	$1,236,403

Sykes Enterprises, Incorporated

Supplementary Data

	Q2 2017	Q2 2016
Geographic Mix (% of Total Revenues):
Americas (1)	84%	84%
Europe, Middle East & Africa (EMEA)	16%	16%
Other	0%	0%

Total	100%	100%

(1) Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q2 2017	Q2 2016
Vertical Industry Mix (% of Total Revenues):
Communications	35%	38%
Financial Services	26%	24%
Technology / Consumer	18%	17%
Transportation & Leisure	7%	8%
Healthcare	4%	5%
Other	10%	8%

Total	100%	100%

	Seat Capacity (2)
	Q2 2017	Q2 2016	Q1 2017
Americas	44,400	39,300	41,000
EMEA	7,000	6,400	6,900

Total	51,400	45,700	47,900

	Capacity Utilization
	Q2 2017	Q2 2016	Q1 2017
Americas	71%	77%	73%
EMEA	80%	79%	81%

Total	72%	78%	74%

(2) The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the second quarter 2017, the Company had approximately 2,800 agent FTEs working virtually from home. There are no seats associated with Qelp.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	June 30,	June 30,
	2017	2016
Cash Flow From Operating Activities:
Net income	$8,845	$9,138
Depreciation	13,947	12,105
Amortization of intangibles	5,250	5,263
Amortization of deferred grants	(208)	(218)
Changes in assets and liabilities and other	6,510	12,962

Net cash provided by operating activities	$34,344	$39,250

Capital expenditures	$18,819	$18,204
Cash paid during period for interest	$1,602	$1,091
Cash paid during period for income taxes	$14,109	$7,448

	Six Months Ended
	June 30,	June 30,
	2017	2016
Cash Flow From Operating Activities:
Net income	$27,557	$23,092
Depreciation	27,423	23,059
Amortization of intangibles	10,481	8,890
Amortization of deferred grants	(374)	(444)
Changes in assets and liabilities and other	6,482	12,081

Net cash provided by operating activities	$71,569	$66,678

Capital expenditures	$35,859	$34,409
Cash paid during period for interest	$3,066	$1,497
Cash paid during period for income taxes	$17,032	$11,229

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	June 30,	June 30,	March 31,
	2017	2016	2017
GAAP income from operations	$11,290	$13,402	$26,014
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	5,839	5,866	5,830
Merger & integration costs	388	2,963	-
(Gain) loss on contingent consideration	(268)	-	(433)
Other	4,411	-	417

Non-GAAP income from operations	$21,660	$22,231	$31,828

	Three Months Ended
	June 30,	June 30,	March 31,
	2017	2016	2017
GAAP net income	$8,845	$9,138	$18,712
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	5,839	5,866	5,830
Merger & integration costs	388	2,963	-
(Gain) loss on contingent consideration	(268)	-	(433)
Other	4,445	296	450
Tax effect of the adjustments	(3,849)	(3,307)	(2,097)

Non-GAAP net income	$15,400	$14,956	$22,462

	Three Months Ended
	June 30,	June 30,	March 31,
	2017	2016	2017
GAAP net income, per diluted share	$0.21	$0.22	$0.45
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.14	0.14	0.14
Merger & integration costs	0.01	0.07	-
(Gain) loss on contingent consideration	(0.01)	-	(0.01)
Other	0.11	0.01	0.01
Tax effect of the adjustments	(0.09)	(0.08)	(0.05)

Non-GAAP net income, per diluted share	$0.37	$0.36	$0.54

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016	2017	2016
GAAP income (loss) from operations	$26,089	$30,725	$2,163	$2,896	$(16,962)	$(20,219)
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	5,492	5,510	347	356	-	-
Merger & integration costs	-	29	-	-	388	2,934
(Gain) loss on contingent consideration	(268)	-	-	-	-	-
Other	4,189	-	222	-	-	-

Non-GAAP income (loss) from operations	$35,502	$36,264	$2,732	$3,252	$(16,574)	$(17,285)

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	March 31,
	2017	2017	2017	2017	2017	2017
GAAP income (loss) from operations	$26,089	$37,933	$2,163	$5,580	$(16,962)	$(17,499)
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	5,492	5,493	347	337	-	-
Merger & integration costs	-	-	-	-	388	-
(Gain) loss on contingent consideration	(268)	(433)	-	-	-	-
Other	4,189	202	222	215	-	-

Non-GAAP income (loss) from operations	$35,502	$43,195	$2,732	$6,132	$(16,574)	$(17,499)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Six Months Ended
	June 30,	June 30,
	2017	2016
GAAP income from operations	$37,304	$33,672
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	11,669	9,592
Merger & integration costs	388	4,405
(Gain) loss on contingent consideration	(701)	-
Other	4,828	-

Non-GAAP income from operations	$53,488	$47,669

	Six Months Ended
	June 30,	June 30,
	2017	2016
GAAP net income	$27,557	$23,092
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	11,669	9,592
Merger & integration costs	388	4,405
(Gain) loss on contingent consideration	(701)	-
Other	4,895	512
Tax effect of the adjustments	(5,946)	(5,200)

Non-GAAP net income	$37,862	$32,401

	Six Months Ended
	June 30,	June 30,
	2017	2016
GAAP net income, per diluted share	$0.66	$0.55
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.28	0.23
Merger & integration costs	0.01	0.10
(Gain) loss on contingent consideration	(0.02)	-
Other	0.11	0.01
Tax effect of the adjustments	(0.14)	(0.12)

Non-GAAP net income, per diluted share	$0.90	$0.77

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Six Months Ended		Six Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016	2017	2016
GAAP income (loss) from operations	$64,022	$63,712	$7,743	$6,306	$(34,461)	$(36,346)
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	10,985	8,890	684	702	-	-
Merger & integration costs	-	29	-	-	388	4,376
(Gain) loss on contingent consideration	(701)	-	-	-	-	-
Other	4,391	-	437	-	-	-

Non-GAAP income (loss) from operations	$78,697	$72,631	$8,864	$7,008	$(34,073)	$(31,970)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook
Third Quarter
2017
GAAP net income, per diluted share	$0.33 - $0.36
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.14
Merger & integration costs	-
(Gain) loss on contingent consideration	-
Other	-
Tax effect of the adjustments	(0.05)

Non-GAAP net income, per diluted share	$0.42 - $0.45

Business Outlook
Full Year
2017
GAAP net income, per diluted share	$1.35 - $1.41
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.55
Merger & integration costs	0.01
(Gain) loss on contingent consideration	(0.02)
Other	0.12
Tax effect of the adjustments	(0.24)

Non-GAAP net income, per diluted share	$1.77 - $1.83

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended
	June 30,	June 30,
	2017	2016
GAAP tax rate	15%	30%
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	6%	2%
Merger & integration costs	0%	1%
(Gain) loss on contingent consideration	0%	0%
Other	5%	0%

Non-GAAP tax rate	26%	33%

	Three Months Ended	Year Ended
	September 30,	December 31,
	2017	2017
GAAP tax rate	14%	22%
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	7%	3%
Merger & integration costs	0%	0%
(Gain) loss on contingent consideration	0%	0%
Other	0%	1%

Non-GAAP tax rate	21%	26%

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 12

	Three Months Ended June 30, 2017 vs. June 30, 2016 (2)
	Americas	EMEA	Other (3)	Consolidated
GAAP revenue growth	3.2%	2.3%	-30.8%	3.0%
Adjustments:
Foreign currency impact (1)	0.9%	7.1%	0.0%	2.0%

Non-GAAP constant currency organic revenue growth	4.1%	9.4%	-30.8%	5.0%

	Three Months Ended June 30, 2017 vs. March 31, 2017 (2)
	Americas	EMEA	Other (3)
GAAP revenue growth	-1.9%	-4.0%	68.8%
Adjustments:
Foreign currency impact (1)	0.1%	-2.2%	0.0%

Non-GAAP constant currency organic revenue growth	-1.8%	-6.2%	68.8%

(1) Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.

(2) Represents the period-over-period growth rate.

(3) Other includes corporate and other costs.